Exhibit 77(q)(1)


                                    Exhibits

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series Q effective March 27, 1007 - Filed as an exhibit to Post-Effective Amendment No. 43 to the Registrant's Form N-1A Registration Statement on April 30, 2007 and incorporated herein by reference.

(a)(2) Amendment effective March 22, 2007 to the Declaration of Trust with respect to the dissolution of ING GET Fund - Series Q - Filed as an exhibit to Post-Effective Amendment No. 43 to the Registrant's Form N-1A Registration Statement on April 30, 2007 and incorporated herein by reference.

(a)(3) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series R effective June 16, 2007 - Filed herein.

(a)(4) Amendment effective June 21, 2007 to the Declaration of Trust with respect to the dissolution of ING GET Fund - Series R - Filed herein.

(e)(1) Amendment dated January 1, 2007 to the Investment Management Agreement dated March 1, 2002 between ING Investments, LLC and ING GET Fund - Filed as an exhibit to Post-Effective Amendment No. 43 to the Registrant's Form N-1A Registration Statement on April 30, 2007 and incorporated herein by reference.

(e)(2) Second Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed as an exhibit to Post-Effective Amendment No.43 to the Registrant's Form N-1A Registration Statement on April 30, 2007 and incorporated herein by reference.